EXHIBIT  3.1.2


STATE  OF  DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM
01/21/1997  971020662  -  2402791
STATE OF DELAWARE CERTIFICATE OF AMENDMENT
OF CERTIFICATE  OF  INCORPORATION

RAM-Z ENTERPRISES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES  HEREBY  CERTIFY:

FIRST: That at a meeting of the board of Directors of RAM-Z ENTERPRISES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Article I" so that, as amended, said Article shall be and read as follows:

The  name  of  the  corporation  is  HyperDynamics  Corporation.

SECOND: that thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section  242  of  the  General  Corporation  Law  of  the  State  of  Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


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IN WITNESS WHEREOF, said RAM-Z ENTERPRISES, INC.  has caused this certificate to be signed by GREGORY J. MICEK, an authorized Officer, this 18th day of January, 1997.


By:  /s/  GREGORY  J.  MICEK
------------------------------------
Gregory  J.  Micek,  President


Attested  By:  /s/  LEWIS  E.  BALL
---------------------------
Lewis  E.  Ball,  Secretary

ACKNOWLEDGMENT
--------------


THE  STATE  OF  TEXAS  Section
Section
COUNTY  OF  HARRIS  Section

BEFORE ME, the undersigned authority, on this day personally appeared GREGORY J. MICEK, President of RAM-Z ENTERPRISES, INC. known to me to be the person whose name is prescribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity and for the purposes and consideration therein expressed.

Given  under  my  hand and seal of office on this the 18th day of January, 1997.


/s/  JOHN  C.  GOSS
----------------------------------
Notary  Public  in  and  for
the  State  of  TEXAS

My  Commission  Expires:  09-30-2000
------------
------------------------------------
[NOTARY  SEAL]  JOHN  C.  GOSS
Notary  Public  in  and
for  the  State  of  Texas
My  Commission  Expires
September  30,  2000


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-------------------------------------
THE  STATE  OF  TEXAS  Section
Section
COUNTY  OF  HARRIS  Section


BEFORE ME, the undersigned authority, on this day personally appeared LEWIS E. BALL, Secretary of RAM-Z ENTERPRISES, INC. known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same in the capacity and for the purposes and consideration therein expressed.

Given  under  my  hand and seal of office on this the 18th day of January, 1997.

/s/  JOHN  C.  GOSS
----------------------------------
Notary  Public  in  and  for
the  State  of  TEXAS

My  Commission  Expires:  09-30-2000

------------------------------------------
[NOTARY  SEAL]  JOHN  C.  GOSS
Notary  Public  in  and
for  the  State  of  Texas
My  Commission  Expires
September  30,  2000
-------------------------------------


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